UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) October 30, 2020 (October 26, 2020)

CHUGACH ELECTRIC ASSOCIATION, INC.

(Exact name of registrant as specified in its charter)

Alaska	33-42125	92-0014224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Electron Drive, Anchorage, AK	99518
(Address of Principal’s Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (907) 563-7494

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 26, 2020, Chugach Electric Association, Inc. (“Chugach”) entered into the Eighth Supplemental Indenture of Trust, dated as of October 26, 2020 (the “Eighth Supplemental Indenture”), with U.S. Bank National Association, as trustee (the “Trustee”), to the Second Amended and Restated Indenture of Trust, dated as of January 20, 2011 (“Indenture”), and issued the 2020 Series A First Mortgage Bonds described below pursuant thereto in the form of Exhibit B thereto. Chugach also entered into the Ninth Supplemental Indenture of Trust, dated as of October 30, 2020 (the “Ninth Supplemental Indenture”), to the Indenture to add certain property acquired on such date from the Municipality of Anchorage (“MOA”) to Exhibit A of the Indenture.

On October 30, 2020, Chugach entered into a letter agreement regarding the Asset Purchase Agreement (“APA”) with the MOA regarding certain procedural matters related to closing of the acquisition. Additionally, Chugach entered into Amendment No. 4 to the Eklutna Power Purchase Agreement dated September 23, 2020, which modified a clause pertaining to Chugach’s portion of the Eklutna Hydroelectric Project, thereby setting a timeline for the parties to come to an agreement within one (1) year of closing on the acquisition of ML&P. Chugach also entered into a side letter to the Eklutna Power Purchase Agreement with the MOA, effective October 30, 2020, addressing the terms and conditions of the interim period between the effective acquisition date of ML&P by Chugach and the effective date of the Matanuska Electric Association, Inc. (“MEA”) Eklutna Power Purchase Agreement between the MOA and MEA.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 30, 2020, Chugach closed the previously reported transactions contemplated by the APA and acquired substantially all of the assets of Municipal Light & Power from MOA. In accordance with the APA, Chugach made an initial payment of $699,359,393 which is subject to adjustment and funded a rate reduction account in the amount of $36,000,000 as required by the APA.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 26, 2020, Chugach issued $275,000,000 of First Mortgage Bonds, 2020 Series A, due October 15, 2039 (Tranche A) and $525,000,000 of First Mortgage Bonds, 2020 Series A, due October 15, 2050 (Tranche B), for the purpose of funding the acquisition of certain assets of Anchorage Municipal Light & Power (“ML&P”) from the MOA (“Acquisition”), funding transaction costs relating to the Acquisition, refinancing unsecured indebtedness issued to fund costs associated with the Acquisition or reimbursing Chugach for other funds applied in connection therewith.

The 2020 Series A Bonds (Tranche A) will mature on October 30, 2039, and will bear interest at 2.38% per annum. Interest will be paid each April 30 and October 30, commencing on April 30, 2021. The 2020 Series A Bonds (Tranche B) will mature on October 30, 2050, and will bear interest at 2.91% per annum. Interest will be paid each April 30 and October 30, commencing on April 30, 2021. The 2020 Series A Bonds (Tranche A) will pay principal on an annual basis beginning on April 30, 2025. The 2020 Series A Bonds (Tranche B) will pay principal between April 30, 2021 and October 30, 2030, and between April 30, 2036 and October 30, 2050. The bonds are secured equally and ratably with all other obligations outstanding under the Indenture. The Indenture grants a lien to the Trustee on substantially all of the tangible assets of Chugach.

Item 9.01 Financial Statements and Exhibits.

(a)        Financial Statements of Business Acquired.

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K as soon as practicable and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b)        Pro Forma Financial Information.

The unaudited pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K as soon as practicable and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

The letter agreement regarding the Asset Purchase Agreement, Amendment No. 4 to the Eklutna Power Purchase Agreement and side letter to the Eklutna Power Purchase Agreement, the Bond Purchase Agreement, the Eighth Supplemental Indenture and the Ninth Supplemental Indenture to the Indenture Trust and the form of the Bonds, in their entireties, will be filed as exhibits to Chugach’s next quarterly filing on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 30, 2020		CHUGACH ELECTRIC ASSOCIATION, INC.
	By:	/s/ Lee D. Thibert
Lee D. Thibert
Chief Executive Officer